UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2011

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 31, 2011, Alphatec Spine, Inc. (“Alphatec Spine”), a California corporation and a wholly owned subsidiary of Alphatec Holdings, Inc. (“Alphatec Holdings”, and together with Alphatec Spine, “Alphatec”); Cross Medical Products, LLC, a subsidiary of Biomet, Inc. (“Cross Medical”); and EBI, LLC, an affiliated company of Cross Medical, entered into a Settlement Agreement and General Release (the “Settlement Agreement”) and an Amended License Agreement (the “Amended License Agreement”), each dated December 30, 2011 to settle two disputes between the parties. In the first lawsuit, Cross Medical Products claimed that Alphatec Spine had breached its April 23, 2003 license agreement with Cross Medical by failing to make certain royalty payments. In the second lawsuit, Alphatec Spine claimed that EBI, LLC infringed a patent owned by Alphatec Spine.

Under the terms of the Settlement Agreement, each of the parties agreed to resolve all claims and potential claims that they may have against each other arising out of the disputes. Under the Amended License Agreement, Alphatec Spine agreed to pay Cross Medical an initial payment of $5 million no later than January 6, 2012. In addition to the initial payment, Alphatec Spine shall pay royalties of $13 million in 13 equal quarterly installments of $1 million, with the first payment being due on August 1, 2012, and each subsequent payment due three months thereafter until the final payment, which is due on August 1, 2015, is made.

In addition, pursuant to the Settlement Agreement, the parties have exchanged covenants not to sue for patent infringement with respect to products that each respective company had on the market as of December 30, 2011.

The foregoing descriptions of the material terms of the Settlement Agreement and the Amended License Agreement do not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the Settlement Agreement and the Amended License Agreement, which Alphatec Holdings will file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Item 8.01    Other Events.

On January 5, 2012, Alphatec issued a press release announcing that it entered into the Settlement Agreement and Amended License Agreement to settle the disputes described in Item 1.01 of this Current Report on Form 8-K. Alphatec’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1         Press Release of Alphatec Holdings, Inc., dated January 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Dated: January 6, 2012	By:	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq. General Counsel and Senior Vice President